Exhibit 5

OPINION RE LEGALITY

February 3, 2004

Securities and Exchange Commission
Washington, DC 20549

INVESTORS REAL ESTATE TRUST—FORM S-3 DATED FEBRUARY 3, 2004

We have acted as special counsel to Investors Real Estate Trust, a North Dakota real estate investment trust (“IRET”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the issuance and sale of (i) IRET’s shares of beneficial interest, no par value (“Common Shares”), and (ii) preferred shares of beneficial interest, no par value (“Preferred Shares” and, collectively with the Common Shares, “Securities”) to be offered from time to time by IRET, having an aggregate maximum public offering price of up to $150,000,000, as described in the Registration Statement and on terms to be determined at the time of offering.

In connection with the filing of the Registration Statement by IRET, we advise you that we have examined and are familiar with the documents, trust records and other instruments relating to the organization of IRET, and the authorization and issuance of the Securities, including without limitation the Registration Statement, and the Third Restated Declaration of Trust of Investors Real Estate Trust (the “Declaration of Trust”).

In our examination of the foregoing documents, trust records, and other instruments (the “Documents”), we have assumed that:

i.	All Documents reviewed by us are original Documents, or true and accurate copies of original Documents, and have not been subsequently amended;

ii.	The signatures on each original Document are genuine;

iii.	Each party who executed the Documents had proper authority and capacity;

iv.	All representations and statements set forth in such Documents are true and correct;

v.	All obligations imposed by any such Documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and

vi.	IRET at all times has been and will continue to be organized and operated in accordance with the terms of such Documents. We have further assumed the accuracy of the statements and descriptions of IRET’s intended activities as described in the Registration Statement, and that IRET has operated and will continue to operate in accordance with the method of operation described in the Registration Statement.

From our examination of said documents and records, subject to the assumptions, conditions, and limitations set forth herein, it is our opinion:

1.	IRET has been duly organized and is a validly existing real estate investment trust under the laws of the State of North Dakota.

2.	IRET has the power under North Dakota law to conduct the business activities described in the Declaration of Trust and in the Registration Statement.

3.	When, with respect to the issuance of a class or series of Securities, the issuance has been duly authorized by all necessary action of IRET, the Securities, when issued, will be valid and legally issued, fully paid and non-assessable Securities.

4.	When the issuance of a class or series of Securities has been duly authorized by all necessary action and delivered by IRET, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented, delivered pursuant to the Act and the applicable rules under and in connection with the Act, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of the holders of the class or series of Securities that they have acquired.

The opinions contained herein are limited to federal laws of the United States and the laws of the State of North Dakota. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction. This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

These opinions are furnished to you solely for your benefit in connection with the transactions described herein, and are not to be used for any other purpose without our prior written consent.

PRINGLE & HERIGSTAD, P.C.

By:	/s/ David Hogue

David Hogue